Exhibit 3.a

       FILED # C1173-67

         FEB 06 2001

       IN THE OFFICE OF
       /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                      -of-

                         SOUTH AMERICAN MINERALS, INC.

                                   ----------

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day restated the Articles of Incorporation, pursuant to Section 78.403 of the Nevada General Corporation Law, and

WE HEREBY CERTIFY:

            FIRST: The name of the corporation is:

                          SOUTH AMERICAN MINERALS, INC.

            SECOND: The principal office of this corporation is to be located at two Ryland Street, in the City of Reno, County of Washoe, State of Nevada. Nevada Agency and Trust Company is hereby named as the Resident Agent of the above-named corporation and in charge of its said office at Reno, Nevada.

            THIRD: To purchase, lease, locate, or otherwise acquire, to prospect and explore for, and to own, hold, option, sell, exchange, lease, mortgage, or otherwise dispose of and deal in mineral lands, mines, mining rights, minerals, ores, oil lands, real estate, water rights, and in claims and interests therein, in any part of the world; to develop, improve, and work the same; to conduct mining operations of every kind, and by any method now known or hereafter devised.

            To purchase, lease, or otherwise acquire, and to own, hold, sell, exchange, lease, mortgage, or otherwise dispose of, and deal in and operate plants, in any part of the world, for reducing, milling, concentrating, smelting, converting, refining, preparing for market, or otherwise treating oils, ores, minerals, matter, and bullion.

            To carry on as principals, agents commission merchants, consignees, or in any capacity whatever, the business of mining, milling, concentrating, converting, smelting, refining, treating, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel, coal, oil, and salines and all kinds of ores, metals, and minerals, and the products and by-products thereof, of every description, by whatever process the same are, or may hereafter be, produced.


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            To enter into contracts with other persons, firms, or corporations, and with governments, states, and political subdivisions thereof, for mining or working mineral deposits, for the operation of canals, ditches, and hydraulic works, and for the reduction, treatment, smelting, and refining of the oils, ores, minerals, matte, and bullion produced by this corporation.

            To purchase or otherwise acquire, own, buy, sell, exchange, deal and traffic in, standing timber and timber lands; to buy, cut, haul, drive, exchange, and sell timber and logs; to saw and otherwise prepare the same for market; to buy, manufacture, exchange, and sell lumber, bark, wood, pulp, and other materials, and all articles and products made therefrom, or consisting thereof, in whole or in part, and generally to carry on, as principals, agents, commission merchants, consignees, or in any other capacity whatever, any business appurtenant thereto.

            To appropriate or otherwise to acquire water rights and privileges, and engage in the business of supplying and conducting water for irrigation and other purposes, and to acquire and develop water, electrical, or other kinds of power for its own purposes, or for sale to others, and to construct, maintain, and operate water works, gas works, and works for the development, transmission, and delivery of electrical or other power.

            To engage in the leasing of lands believed to contain petroleum, oils, and gas; the improving, mortgaging, leasing, assigning, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale and retail, of oils and gas; the buying, otherwise acquiring, selling, and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all buildings, pipe lines, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; the acting as trustee for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders; the doing of any and every act or thing, proper, necessary, and incidental to the general purpose of this company.

            To purchase, improve, develop, lease, exchange, sell, dispose of, and otherwise deal in and turn to account, real estate; to purchase, lease, build, construct, erect, occupy, and manage buildings of every kind and character whatsoever; to finance the purchase, improvement, development, and construction of land and buildings belonging to or to be acquired by this company, or any other person, firm, or corporation.

            To purchase, subscribe for, or in any manner acquire, to sell, transfer, mortgage, pledge, or in any manner dispose of, to hold as investment or otherwise, and to deal in and exercise all the rights of individual natural persons with respect to: (1) bonds, warrants, mortgages, debentures, notes, obligations, contracts and evidences of indebtedness of, and claims, demands, and choses in action against individuals, firms, associations, trusts, joint-stock companies, private, public, or


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

            municipal corporations, the Government of the United States, or any state, district, territory, or colony thereof, and the governments, dominions, territories, and colonies of foreign countries; and (2) shares of stock or certificates and interests in corporations, firms, associations, trusts, partnerships, and joint-stock companies.

            To purchase, hold, sell, and reissue the shares of its own capital stock.

            The corporation shall have power to vary the investments of the corporation, and generally to sell, exchange, or otherwise dispose of, deal with, and turn to account, any of the assets of the corporation.

            To make and enter into contracts and agreements of every name, nature, and description with any individual or individuals, firm, syndicate, association, and corporation, whether private, public, or municipal, and with the government or public authorities of the United States, or of any state, territory, colony, or dependency thereof, and with any foreign government, or any subdivision thereof.

            To borrow or raise money without limit, and upon any terms, for any purpose of this corporation or of any corporation, association, firm, syndicate, or individual having a business or property which this corporation determines to finance, promote, or become interested in.

            To give credit, and lend and advance money to such persons, corporations, partnerships, trusts, companies, or associations as may be deemed advisable by this corporation, and upon such terms and security as may seem expedient to this corporation.

            To aid or finance, by loans of money, with or without security, or otherwise, any individual, firm, association, or corporation with which this corporation shall have business dealings, or in whose business, property, or securities this corporation may have an interest, and to make any guaranty for the complete accomplishment of the purposes herein set forth.

            To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, trustees, or otherwise, alone or in company or partnership with other persons, firms, or corporations.

            FOURTH: The amount of the total authorized capital stock of this Corporation is Two Million ($2,000,000.00) Dollars divided into Ten Million (10,000,000) Shares of the par value of $.20 each.


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

            FIFTH: The members of the governing board shall be styled "Directors" and the number of such directors shall be not less than three, but may be increased or changed in the manner provided by Section 78.330 of the General Corporation Act of this State. The first Board of Directors shall consist of three (3) members, whose names and post office address are as follows:

              NAME                                    ADDRESS
              ----                                    -------

HAYES E. SHAFFER                        Two Ryland Street, Reno, Nevada

F. E. WALDRON                           Two Ryland Street, Reno, Nevada

K. F. ANDREWS                           Two Ryland Street, Reno, Nevada

            SIXTH: The capital stock of this corporation after the amount of the subscription price or par value has been paid in shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

            SEVENTH: The names and post office addresses of each of the incorporators are as follows:

              NAME                                    ADDRESS
              ----                                    -------

HAYES E. SHAFFER                        Two Ryland Street, Reno, Nevada

F. E. WALDRON                           Two Ryland Street, Reno, Nevada

K. F. ANDREWS                           Two Ryland Street, Reno, Nevada

            EIGHTH: This Corporation is to have perpetual existence.

            NINTH: The officers and directors of the Corporation acting in their respective capacities for the Corporation, shall be exculpated from liability to the maximum extent permitted by the laws of the State of Nevada and that each officer and director of the Corporation shall be indemnified, defended and held harmless by the Corporation from and against all liabilities, claims, judgments, fines, penalties, costs and expenses, including reasonable attorneys' fees and court costs, arising out of or relating to any act or failure to act by any such officer or director, provided such officer or director acted in good faith, and in the best interest of the Corporation and was not found by a court of competent jurisdiction to have engaged in willful misconduct or gross negligence.


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

            TENTH: The preemptive rights of stockholders to acquire the Corporation's unissued shares as set forth in Section 78.265 of the Domestic and Foreign Corporation Laws of the State of Nevada for corporations organized before October 1, 1991 shall not be applicable to the Corporation and the stockholders of the Corporation shall have no such preemptive rights.

            We, the undersigned officers, as authorized by the Board of Directors of the Corporation through Action by Written Consent executed on January 5, 2001, do make and file these Restated Amended Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set our hands this 29 day of January, 2001.

                                       SOUTH AMERICAN MINERALS, INC.


                                       By:   /s/ Gifford A. Dieterle
                                           -------------------------------------
                                             Gifford A. Dieterle, Vice President
       JOSEPHINE L. SCOTT
 Notary Public, State of New York
         No. 01SC4698108               By:   /s/ Saul Horing
    Qualified in Nassau County             -------------------------------------
Commission Expires April 30, 20__            Saul Horing, Secretary

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NASSAU     )

      On January 29, 2001, personally appeared before me, a Notary Public, for the State and County aforesaid, GIFFORD A. DIETERLE, as Vice President of SOUTH AMERICAN MINERALS, INC., who acknowledged that he executed the above instrument.

       JOSEPHINE L. SCOTT
 Notary Public, State of New York                     /s/ Josephine L. Scott
         No. 01SC4698108                     -----------------------------------
    Qualified in Nassau County                           Notary Public
Commission Expires April 30, 2001

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

      On January 29, 2001, personally appeared before me, a Notary Public, for the State and County aforesaid, SAUL HORING, Secretary of SOUTH AMERICAN MINERALS, INC., who acknowledged that he executed the above instrument.


                                                      /s/ Rona Ingegneri
                                             -----------------------------------
                                                         Notary Public

                                                       RONA INGEGNERI
                                              Notary Public, State of New York
                                                      No. 011N7036225
                                                 Qualified in Queens County
                                           Commission Expires September 30, 2002


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

                                   AFFIDAVITS

      The undersigned, being duly sworn, deposes and says: I am the Vice President of South American Minerals, Inc., a corporation duly organized under the laws of the State of Nevada, and I am fully familiar with its corporate records. Attached hereto is the full and accurate Restated Articles of Incorporation of South American Minerals, Inc.


                                       By:   /s/ Gifford A. Dieterle
                                           -------------------------------------
                                             Gifford A. Dieterle, Vice President

      The undersigned, being duly sworn, deposes and says: I am the Secretary of South American Minerals, Inc., a corporation duly organized under the laws of the State of Nevada, and I am fully familiar with its corporate records. Attached hereto is the full and accurate Restated Articles of Incorporation of South American Minerals, Inc.

                                       By:   /s/ Saul Horing
                                           -------------------------------------
                                             Saul Horing, Secretary


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

            THIS FORM SHOULD ACCOMPANY          AND RESTATED ARTICLES
                   OF INCORPORATION FOR A NEVADA CORPORATION

                                                         FILED # C1173-67

                                                           FEB 06 2001

                                                         IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE

1. Name of corporation          SOUTH AMERICAN MINERALS, INC.
                      ----------------------------------------------------------

2. Date of adoption of Amended and Restated Articles    January 5, 2001
                                                    ----------------------------

3. If the articles were amended, please indicate what changes have been made:

   (a) Was there a name change?  Yes |_|  No |X|  If yes, what is the new name?


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   (b) Did you change the resident agent?  Yes |_|  No |X|  If yes, please
       indicate the new resident agent and address.


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       Please attach the resident agent acceptance certificate.

   (c) Did you change the purposes?  Yes |_|  No |X|   Did you add Banking? |_|
       Gaming? |_|  Insurance? |_|  None of these? |X|

   (d) Did you change the capital stock? Yes |_| No |X| If yes, what is the new capital stock?


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   (e) Did you change the directors?  Yes |_|  No |X|  If yes, indicate the
       change:


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   (f) Did you add the directors liability provision?  Yes |_|  No |X|

   (g) Did you change the period of existence? Yes |_| No |X| If yes, what is the new existence?


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   (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

               Merely incorporated previous filings in one document
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                 /s/ Saul Horing                            January 31, 2001
------------------------------------------------        ------------------------
           Name and Title of Officer                             Date
            SAUL HORING, President

State of _______________)
                        )ss.
County if_______________)

      On _________________________, personally appeared before me, a Notary Public,___________________________________________________________________, who
acknowledged that he/she executed the above instrument.


                                             -----------------------------------
                                                        Notary Public

       (NOTARY STAMP OF SEAL)

--------------------------------------------------------------------------------
                      THE NEVADA AGENCY AND TRUST COMPANY
--------------------------------------------------------------------------------

                                Established 1903

Sent via Federal Express
Tracking No. 8245 8572 4410

February 6, 2001

Mr. Saul Horing
76 Beaver Street, Suite 500
New York, NY 10005

      RE:   SOUTH AMERICAN MINERALS, INC.
            AMENDED AND RESTATED ARTICLES OF INCORPORATION

Dear Mr. Horing:

Enclosed please find a certified copy of the Amended and Restated Articles of Incorporation of South American Minerals, Inc. as filed in the office of the Secretary of Nevada on February 6, 2001.

A statement is enclosed for the fees due in connection with filing this document. Please make your check payable to our order and remit at your earliest convenience.

If I can be of any further assistance to you, please contact me at any time.

Very truly yours,

NEVADA AGENCY AND TRUST COMPANY


/s/